UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2021

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Information responsive to Item 5.02(e):

On May 17, 2021, the Compensation Committee approved the Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2022 (“Eagle Plan”), a copy of which is attached to this Report as Exhibit 10.1 and incorporated herein by reference. Under the terms of the Eagle Plan, a pool of 1.2% of the Company’s operating earnings for fiscal 2022 will be available to pay annual bonuses to participating officers, subject to reduction based on individual performance in fiscal 2022. The Compensation Committee also determined the applicable percentage of the bonus pool available for payment of the annual incentive bonus to the named executive officers participating in the Eagle Plan (Michael R. Haack, President and Chief Executive Officer, 28.0%; D. Craig Kesler, Executive Vice President – Finance and Administration and Chief Financial Officer, 21.5%; James H. Graass, Executive Vice President, General Counsel and Secretary, 18.5%; and Robert S. Stewart, Executive Vice President – Strategy, Corporate Development and Communications, 18.5%).

The Compensation Committee also approved the Eagle Materials Inc. Special Situation Program for Fiscal Year 2022 (the “SSP”), a copy of which is attached to this Report as Exhibit 10.2 and incorporated herein by reference. Under the terms of the SSP, a pool of 0.2% of the Company’s EBITDA for fiscal 2022, plus any portions of bonus pools under the Eagle Plan, the divisional plans and subsidiary long-term compensation plans not paid out or earned, are available to pay annual bonuses to participating employees from the SSP.

Effective May 19, 2021, the Compensation Committee, as part of its annual compensation review, approved long-term incentive equity awards under the Eagle Materials Inc. Amended and Restated Incentive Plan to a group of the Company’s officers, including its named executive officers. The awards are comprised of performance vesting restricted stock and time vesting restricted stock. Each of the Company’s current named executive officers (other than Mr. Powers, who retired in July 2019, and Mr. Essl, who retired in May 2020) was granted restricted stock as a part of this award.

In order for the performance vesting restricted stock to be earned, the Company must achieve a performance vesting criterion based on the Company’s average return on equity measured at the end of fiscal 2022. One-fourth of any earned restricted stock will vest immediately and one-fourth on each of the next three fiscal year-ends (assuming continued service by the relevant officer). Any restricted stock that is not earned at the end of fiscal 2022 upon the determination of the achievement of the performance vesting criterion will be forfeited. The terms and conditions of the performance vesting restricted stock will be substantially the same as awards made in fiscal 2021.

The time vesting restricted stock will vest ratably over the four fiscal year-ends following the date of grant (assuming continued service by the relevant officer). The terms and conditions of the time vesting restricted stock will be substantially the same as previous time vesting equity awards.

The following table shows the restricted stock granted to the Company’s named executive officers effective May 19, 2021:

Name	Shares of Performance Vesting Restricted Stock	Shares of Time Vesting Restricted Stock
Michael R. Haack	17,236	14,363
D. Craig Kesler	4,309	3,591
Robert S. Stewart	3,878	3,232
James H. Graass	3,448	2,873

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Eagle Materials Inc. Salaried Incentive Compensation Program for Fiscal Year 2022

10.2	Eagle Materials Inc. Special Situation Program for Fiscal Year 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General Counsel and Secretary

Date: May 21, 2021